Exhibit 19.2


                            Ford Motor Credit Company
                       Ford Credit Auto Owner Trust 1999-B
                            Monthly Servicing Report

       Collection Period                                             July, 1999
       Distribution Date                                                8/16/99

                                                                   Dollar Amount
       Total Portfolio                                      $  3,300,007,013.35
       Total Securities                                        3,211,800,000.00
       Class A-1 Notes                                           476,000,000.00
       Class A-2 Notes                                           350,000,000.00
       Class A-3 Notes                                         1,039,000,000.00
       Class A-4 Notes                                           610,650,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                             110,200,000.00
       Class C Certificates                                       62,975,000.00
       Class D Certificates                                       62,975,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     15,386,361.91
            Repurchased Loan Proceeds Related to Interest             16,218.57
                 Total Simple Interest Receivables Interest       15,402,580.48
       Pre Computed Receivables Interest Collections                 598,075.59
                 Total Interest Collections                       16,000,656.07

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,473,283.46
            Precomputed Servicer Advances - Principal                148,603.45
            Precomputed Servicer Advances - Interest                  28,603.84
                 Total Servicer Advances                           2,650,490.75

       Principal:
       'Simple Interest Receivables Principal
            Principal Collections                           $     65,782,915.60
            Prepayments in Full                                   36,871,285.17
            Repurchased Loan Proceeds Related to Principal         1,296,969.46
            Other Refunds Related to Principal                        17,560.15
                 Total Simple Interest Receivables Principal 103,968,730.38 Pre Computed Receivables Principal
            Principal Collections                           $      3,400,766.11
            Prepayments in Full                                    1,950,366.31
            Prepayments in Full Due to Administrative Repurchases     13,767.75
            Payahead Draws                                           213,161.60
                 Total Pre Computed Receivables Principal          5,578,061.77
       Liquidation Proceeds                                          141,305.41
       Recoveries from Prior Month Charge-Offs                           200.00
                 Total Principal Collections                     109,688,297.56
       Principal Losses for Collection Period                        253,636.56
                 Total Regular Principal Reduction               109,949,032.16

       Total Collections                                    $    128,339,444.38

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal






       Total Collections                           $ 128,339,444.38  $    39.96
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              128,339,444.38       39.96

       Servicing Fee:
       Servicing Fee Due                           $   2,568,420.91  $     0.80
       Servicing Fee Paid                              2,568,420.91        0.80
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $   1,101,226.04  $     2.31
            Class A-1 Notes Monthly Interest Paid      1,101,226.04        2.31
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   1,591,022.22  $     4.55
            Class A-2 Notes Monthly Interest Paid      1,591,022.22        4.55
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   4,736,108.33  $     4.56
            Class A-3 Notes Monthly Interest Paid      4,736,108.33        4.56
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   2,951,475.00  $     4.83
            Class A-4 Notes Monthly Interest Paid      2,951,475.00        4.83
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,231,250.00  $     4.93
            Class A-5 Notes Monthly Interest Paid      1,231,250.00        4.93
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest
            Class A-6 Notes Monthly Interest Due   $   1,247,916.67  $     4.99
            Class A-6 Notes Monthly Interest Paid      1,247,916.67        4.99
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     565,693.33  $     5.13
            Class B Notes Monthly Interest Paid          565,693.33        5.13
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  13,424,691.59  $     4.35
            Total Note Monthly Interest Paid          13,424,691.59        4.35
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     348,986.46  $     5.54
            Class C Cert. Monthly Interest Paid          348,986.46        5.54
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     419,833.33  $     6.67
            Class D Cert. Monthly Interest Paid          419,833.33        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  14,193,511.38  $     4.42
            Total Note and Cert. Mthly Int. Paid      14,193,511.38        4.42
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 111,577,512.09

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount       18,290,758.36        5.69
            Regular Principal Distribution Amount    580,580,132.87      180.76
                 Principal Distribution Amount       598,870,891.23      186.46

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $ 111,577,512.09  $   234.41
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           111,577,512.09       36.16

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        111,577,512.09       34.74

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 128,339,444.38
       Total Distributions (incl. Servicing Fee)   $ 128,339,444.38

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,858,720,891.23 $ 2,747,143,379.14






            Note Pool Factor                       0.9263966          0.8902388
            Class A-1 Notes Balance           248,870,891.23     137,293,379.14
            Class A-1 Notes Pool Factor            0.5228380          0.2884315
            Class A-2 Notes Balance           350,000,000.00     350,000,000.00
            Class A-2 Notes Pool Factor            1.0000000          1.0000000
            Class A-3 Notes Balance         1,039,000,000.00   1,039,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           610,650,000.00     610,650,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             110,200,000.00     110,200,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,975,000.00      62,975,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,975,000.00      62,975,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,984,670,891.23   2,873,093,379.14
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.17%              7.17%
            Wtd Average Remaining Maturity (WAM)       42.88              41.99
            Remaining Number of Receivables          238,958            235,040
            Portfolio Receivable Balance $  3,082,105,094.11 $ 2,972,156,061.95

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     13,221,525.55
       Specified Credit Enhancement Amount                        29,721,560.62
       Yield Supplement Overcollateralization Amount             131,725,929.08
       Target Level of Overcollateralization                     144,947,454.63

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     16,500,035.07
       Specified Reserve Account Balance                          16,500,035.07
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       16,500,035.07
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             16,500,035.07
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $        141,305.41
            Recoveries from Prior Month Charge-Offs                      200.00
       Total Losses for Collection Period                            338,245.61
       Charge-off Rate for Collection Period (annualized)                  0.08%
       Cumulative Net Losses for all Periods                         431,151.16
       Delinquent Receivables:
            31-60 Days Delinquent                           $      7,228,968.01
            61-90 Days Delinquent                                    553,347.17
            91-120 Days Delinquent                                         0.00
            Over 120 Days Delinquent                                       0.00
       Repossesion Inventory                                $        512,750.54

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0284%
            Preceding Collection Period                                  0.0602%
            Current Collection Period                                    0.0780%






            Three Month Average                                          0.0555%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0082%
            Preceding Collection Period                                  0.0008%
            Current Collection Period                                    0.0196%
            Three Month Average                                          0.0095%